                                    SECURED
                                PROMISSORY NOTE

$5,600,000.00                                                  October 23, 1998
                                                               Denver, Colorado


          FOR VALUE RECEIVED, PENNACO ENERGY, INC., a Nevada corporation ("Borrower"), promises to pay to the order of CMS OIL AND GAS COMPANY, a Michigan corporation ("Lender"), on or before January 15, 1999 (the "Maturity Date"), the sum of $5,600,000.00, but subject to the provisions of Section
2.5 of that certain Purchase and Sale Agreement dated October 23, 1998 (the "Purchase Agreement") between Borrower and Lender. The Maturity Date may be extended by mutual written agreement of the parties as provided in Section 2.5(b) of the Purchase Agreement.

          This Note is secured by, and the holder of this Note is entitled to the benefits of a security interest granted in the Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing (the "Mortgage"), given by Borrower for the benefit of Lender on October 23, 1998 to secure this Note. Reference is made to the Mortgage for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

          This Note is the new Secured Promissory Note referred to in Section 2.1(a) of the Purchase Agreement, issued to evidence the obligation of Borrower to repay the Downpayment described in the Purchase Agreement on the terms and conditions set forth in the Purchase Agreement.

          This Note is non-negotiable and shall not be assigned or transferred without the written consent of Borrower.

          All payments hereunder shall be made at Lender's offices at 1021 Main Street, Suite 2800, Houston, Texas 77002-6606, or at such other place as Lender shall have designated to Borrower in writing.

          This Note shall not bear interest until after the Maturity Date.

          Overdue principal, whether caused by acceleration of maturity or otherwise, shall bear simple interest at the prime rate of interest established by The Chase Manhattan Bank from time to time as its "prime rate" (which rate is not necessarily the lowest or best rate actually charged to any customer) (the "Default Rate"), from the date of default, and shall be payable on demand.

          It is not intended hereby to charge interest on the overdue principal at a rate in excess of the maximum rate of interest that Lender may charge to Borrower under applicable usury and other laws, but if, notwithstanding such intent, the Default Rate is in excess of such maximum rate, the Default Rate shall be adjusted to the maximum permitted under applicable law during the period or periods that the Default Rate otherwise provided herein would exceed such rate.

          Time is of the essence hereof. In the event of (a) any default in any payment of this Note when due and payable, or (b) any default or event of default under the provisions of the Mortgage or Section 2.5 of the Purchase Agreement, then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to Holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of the holder of this Note, become immediately due and payable without notice or demand, and the holder of this Note shall have and may exercise any or all of the rights and remedies provided herein and in the Mortgage, as they may be amended, modified or supplemented from time to time.

          If Borrower fails to pay any amount due under this Note and Lender has to take any action to collect the amount due or to exercise its rights under the Mortgage, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to enforce Lender's rights under the Mortgage, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Lender, including but not limited to the fees and disbursements of Lender's attorneys and their staff.

          Borrower waives presentment, notice of dishonor, notice of acceleration and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

          If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

          No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

          At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado, or any Colorado state court or other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado, and to service of process under any applicable rule of civil procedure, in any action commenced to enforce this Note.

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

          This Note is to be governed by and construed according to the laws of the State of Colorado.

                                   PENNACO ENERGY, INC.
                                   a Nevada corporation


                                   By: /s/ GLEN C. WARREN, JR.
                                      ------------------------------------
                                           Glen C. Warren, Jr.
                                           Executive Vice President and
                                           Chief Financial Officer






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